Exhibit 10.26

PROMISSORY NOTE Loan tied to the Euribor (6 mth)	1(3)
Borrower Encorium Oy			Loan number 374044	Date of Financing offer 16 Dec. 2009
Amount of loan in writing Seven hundred thousand Euro			In figures, euro	Interest % EB6 + 2.35%	Interests rate revision dates 16 June, 16 Dec.
€ 700,000
Amount of installment, euro € 116,766	Date of first Installment 16 June 2010	Interval between installments 6 months	Interest payment dates 16 June, 16 Dec.		Date of first interest Payment 16 June 2010
The terms and conditions of the loan are as follows:

1  Preconditions for granting the loan and suspension of loan disbursement

The loan is based on information provided by the borrower and known to the lender when the financing   offer is made concerning the borrower company’s   financial standing, profitability, operating plans, ownership, executives and the intended use of the loan. These matters decisively influenced the lender’s decision to grant the financing.

Finnvera plc is entitled to suspend disbursement of the loan if the project or its financing has changed  substantially after the offer was given, if Finnvera plc  was given misleading information when the loan was granted, if the borrower’s prerequisites or financial status have essentially weakened, or if the circum-stances have otherwise changed considerably in a way that increases Finnvera plc’s risk.

2  Interest period and interest days

2.1 The interest on the loan is fixed in interest-rate   periods (period), the first of which begins on the date the next interest rate revision date. The following periods are all six months.

2.2 Interest is calculated based on the actual number of interest days, using 360 days as the divider.

3  Interest rate

3.1 The interest rate on the loan is made up of the six-month Euribor (reference rate) and a margin.

The interest rate is payable retroactively on the interest payment dates.

The interest rate is fixed through each period. Each part of the loan withdrawn is subject to the same interest rate and period.

3.2 The reference rate used for the first period is that quoted two banking days before the first instalment of the loan is withdrawn, and otherwise the rate two banking days before the interest revision date.

The reference rate quotation date is the date on which its value is specified according to currently valid international practice.

3.3 If the loan is subject to an interest rate subsidy mentioned in the financing offer, the interest will be reduced by the amount of the subsidy during the period mentioned in the offer.

If the conditions for reserving an interest rate subsidy cease, the borrower is not longer entitled to the interest rate subsidy. In this case the borrower must repay the interest rate subsidy received.

3.4 Should the original loan repayment schedule be changed or the loan period extended, Finnvera plc has a right to charge higher interest.

4  Repayment

The loan is repaid to Finnvera plc
in equal instalments.

The borrower is entitled to repay the loan or part of it prematurately on the ending date of the interest determination period. Notice must be given of the termination of the loan or part of it in writing fourteen (14) days before the period ends. The borrower must pay a handling fee according to Finnvera plc’s service price list.

If the interest on the loan is reduced by the interest rate subsidy mentioned in the financing offer during a period mentioned in the proposal, the loan or part of it may be repaid at the earliest within a year of the end of the interest rate subsidy period.

5 Cessation of reference interest rate quotation

If the reference rate quotation ceases or is suspended, the reference rate applicable to the loan will be determined in accordance with the law or official decision or instruction issued concerning a new reference rate.

If no law or official decision or instruction is issued concerning a new reference rate, Finnvera plc and the borrower will agree on a new reference rate to be applied to the loan. If Finnvera plc and the borrower fail to reach agreement on a new reference rate before the end of the current interest period, the reference rate applicable to the loan will remain that used for the loan before the end of the interest period.

If Finnvera plc and the borrower fail to reach agreement on a new reference rate within six months of the end of the interest period, Finnvera plc will fix the new   reference rate after consulting the authorities supervising its operations.

6 Penalt interest

If the borrower fails to pay off the loan, a loan instalment, interest or charges and fees related to repayment and other management of the loan so that   these reach the Finnvera plc account on the due date at the latest, said borrower shall be required to pay an annual penal interest on the overdue amount from the due date to the date of payment. The penal interest rate is 6 percentage points above the reference rate charged on the loan, though not less than 16 per cent.

FINNVERA PLC	Head Office	Head Office	Telephone	Reg. Domicile	Business ID
	P.O.Box 1010 (Eteläesplanadi 8)	P.O.Box 1127 (Haapaniemenkatu 40)	0204 6011	Kuopio	1484332-4
	FI-00101 HELSINKI	FI-70111 KUOPIO		Finland
	FINLAND	FINLAND

PROMISSORY NOTE Loan tied to the Euribor (6 mth)	2(3)
7 Special grounds for the loan falling due for immediate repayment

If Finnvera plc so demands, the loan falls due for immediate repayment without further notice if

7.1 the borrower has failed to pay a due instalment, interest or other remittance in accordance with the terms and conditions of the promissory note:

7.2 the borrower has, on applying for the loan, provided materially incorrect information or has concealed matters that would have substantially influenced the granting of the loan;

7.3 the borrower has used the funds  granted as a loan for a purpose other than was granted;

7.4 the borrower has prevented Finnvera plc from carrying out the inspections referred to in clause 8 or has refused to provide the information referred to in that clause;

7.5 assets acquired with the loan or assets subject to corporate mortgage given to Finnvera plc as collateral are assigned in a manner other than that referred to in section 9 paragraph 1, on the Company Mortgage Act, or are leased out;

7.6 the borrower’s business operations have materially decreased or ceased at the location financed by the loan, or circumstances have otherwise changed to such a degree that the loan no longer fulfils the purpose for which it was granted;

7.7 the borrower, guarantor or pledger has died or been declared bankrupt, or debt restructuring concerning them has begun, or assets put up as collateral have had to be sold in distraint proceedings;

7.8 A shareholder is selling his shares in a company, a partner is selling his shares in a partnership, or a sole proprietorship is closed down.

7.9 Finnvera plc considers with justifiable cause that repayment in accordance with the loan agreement is at risk.

8 Right to obtain information

Finnvera plc is entitled to have the borrower’s business operations inspected on whatever scale is necessary to oversee use of the funds granted as a loan, to establish the value of assets put up as collateral or to monitor the borrower’s financial position. The borrower is required to provide Finnvera plc with all the

Information needed for the purpose. Finnvera plc is entitled to obtain the above-mentioned information on the borrower from the latter’s auditor.

9 Right to inspect and disclose information

9.1 If Finnvera plc uses funding from the European   Investment Bank or another foreign lender for funding the loan granted by it, the financier in question in entitled to inspect the borrower company’s operations to the extent to be determined at its discretion. Finnvera plc is entitled to disclose information on the borrower to the financier.

9.2 The confidentiality requirements governing such information notwithstanding, Finnvera plc, the State authorities and other corresponding organizations can give each other information about us for the purpose of coordinating public financing and enterprise services and for the supervision of business subsides.

10 Expenses and fees

Finnvera plc is entitled to charge the borrower a handling dee in accordance with the financing offer, charges for managing the collateral put up by the borrower or a third party and for debt collection, and other charges in accordance with Finnvera plc’s current service price list.

11 Insuring assets

The borrower undertakes to ensure that assets put up as collateral are insured against fire and damage at their replacement value with an insurance company approved by Finnvera plc until the borrower has fulfilled all the obligations to the lender laid down in this promissory note.

12 Claim-for-recovery condition

If an EU supervisory authority considers that the  Finnvera plc financing includes more subsidy than the EU rules on corporate subsidy allow, Finnvera plc is entitled to recover any excessive subsidy.

13 Court of jurisdiction

Any claims and disputes arising from this promissory note will be processed by Helsinki or Kuopio City Court.

Payments and penal interest under this promissory note can be recovered by enforcement order without separate judgement or decision.

The undersigned borrower engages to repay the sum of money received as a loan to Finnvera plc or such party as it appoints according to the terms and conditions of this promissory note, and otherwise to observe the terms and conditions of the loan.

Place and date Helsinki 16 Dec. 2009	Bank account no. into which the loan will be paid Sampopankki 800016-70759381
Signature Encorium Oy	Borrower’s Business ID 1033494-4
Clarification of signature Kai Lindevall
Signature certified correct by
Page 3 is a personal data checklist